CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 17, 2014, relating to the financial statements and financial highlights which appear in the September 30, 2014 Annual Reports to Shareholders of AMG Managers Brandywine Fund (formerly Brandywine Fund, Inc.) and AMG Managers Brandywine Blue Fund (formerly, Brandywine Blue Fund), two of the series constituting AMG Funds I (formerly, Managers Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 17, 2014, relating to the financial statements and financial highlights which appears in the September 30, 2014 Annual Report to Shareholders of AMG Managers Brandywine Advisors Mid Cap Growth Fund (formerly Brandywine Advisors Midcap Growth Fund), one of the series constituting AMG Funds I (formerly, Managers Trust I), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

January 28, 2015